Exhibit 99.5
CARROLS RESTAURANT GROUP, INC.
OFFER TO EXCHANGE
All Outstanding 11.25% Senior Secured Second Lien Notes due 2018
($150,000,000 Principal Amount)
for
11.25% Senior Secured Second Lien Notes due 2018
($150,000,000 Principal Amount)
Which have been Registered under the Securities Act of 1933, as Amended
To Our Clients:
Enclosed for your consideration are a Prospectus dated , 2012 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Carrols Restaurant Group, Inc. (the “Company”) to exchange $150,000,000 aggregate principal amount of its 11.25% Senior Secured Second Lien Notes due 2018 (the “Exchange Notes”), guaranteed by certain subsidiaries of the Company (collectively, the “Guarantors”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 11.25% Senior Secured Second Lien Notes due 2018 (the “Outstanding Notes”), guaranteed by the Guarantors, in integral multiples of $2,000 and multiples of $1,000 in excess thereof, from the registered holders thereof. The Outstanding Notes are individually guaranteed (the “Outstanding Notes Guarantees”) by the Guarantors on a senior secured second lien basis, and the Exchange Notes will be unconditionally guaranteed (the “Exchange Notes Guarantees”) by the Guarantors on a senior secured second lien basis. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue Exchange Notes Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Outstanding Notes Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided herein or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act.
Throughout this letter, unless the context otherwise requires, references to the “Exchange Offer” include the Guarantors' offer to exchange the Exchange Notes Guarantees for the Outstanding Notes Guarantees, references to the “Exchange Notes” include the related Exchange Notes Guarantees, and references to the “Outstanding Notes” include the related Outstanding Notes Guarantees.
The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.
The enclosed materials are being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account or benefit but not registered in your name. A tender of any Outstanding Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Outstanding Notes in the Exchange Offer.
Accordingly, we request instructions as to whether you wish us to tender any or all of the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Outstanding Notes.
Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New York City time, on , 2012, unless extended by the Company (the “Expiration Date”). Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.
Your attention is directed to the following:
1. The Exchange Offer is for the exchange of the principal amount of $2,000 and multiples of $1,000 in excess thereof at maturity of the Exchange Notes for each equivalent principal amount at maturity of the Outstanding Notes. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Outstanding Notes, except that the Exchange Notes are freely transferable by holders thereof (except as provided in the Prospectus).

2. The Exchange Offer is subject to certain conditions. See “Exchange Offer—Conditions” in the Prospectus.
3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on , 2012, unless extended by the Company.
4. The Company has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.
5. Any transfer taxes incident to the transfer of Outstanding Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.
The Exchange Offer is not being made to nor will exchanges be accepted from or on behalf of holders of Outstanding Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.
IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM THAT APPEARS BELOW.
The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.
If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.
Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF
11.25% SENIOR SECURED SECOND LIEN NOTES DUE 2018
The undersigned acknowledge(s) receipt of the Prospectus dated , 2012 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), in connection with the offer (the “Exchange Offer”) of Carrols Restaurant Group, Inc. (the “Company”) to exchange $150,000,000 aggregate principal amount of the its 11.25% Senior Secured Second Lien Notes due 2018 (the “Exchange Notes”), guaranteed by certain subsidiaries of the Company (collectively, the “Guarantors”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 11.25% Senior Secured Second Lien Notes due 2018 (the “Outstanding Notes”), guaranteed by the Guarantors, in integral multiples of $2,000 and multiples of $1,000 in excess thereof, from the registered holders thereof, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.
This form will instruct you, the registered holder, as to the action to be taken by you, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal, relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account or the benefit of the undersigned.
If the undersigned instruct(s) you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that: (i) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with any resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no-action letters (see the section of the Prospectus entitled “Exchange Offer-Resale of the Exchange Notes”), (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, (v) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company, (vi) if the undersigned is not a broker-dealer, that it is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes and (vii) if the undersigned is a broker-dealer that will receive the Exchange Notes for its own account in exchange for the Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes received in respect of such Outstanding Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.
The aggregate face amount of the Outstanding Notes held by you for the account or the benefit of the undersigned is (fill in amount):
$            of the Outstanding Notes.

With respect to the Exchange Offer, the undersigned hereby instruct(s) you (check the appropriate box):

[ ] To TENDER the following Outstanding Notes held by you for the account or benefit of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$ of the Outstanding Notes.

[ ] NOT to TENDER any Outstanding Notes held by your for the account or benefit of the undersigned.

Signature(s)

Capacity (full title), if signing in a fiduciary or representative capacity

Print Name(s)

Name(s) and address, including zip code
Date:

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

My Account Number with You
None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Outstanding Notes held by us for your account.